UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 11, 2011
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Summary information of the Company in connection with its Annual Meeting of Stockholders in Burlington, NC on May 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

May 11, 2011

May 11, 2011
2011
Annual Meeting
of Stockholders

This slide presentation contains forward-looking
statements which are subject to change based on
various important factors, including without limitation,
competitive actions in the marketplace and adverse
actions of governmental and other third-party payors.
Actual results could differ materially from those
suggested by these forward-looking statements.
Further information on potential factors that could
affect the Company’s financial results is included in
the Company’s Form 10-K for the year ended
December 31, 2010, and subsequent SEC filings.
Forward Looking Statement

Laboratory Testing
Prevention and Wellness Monitoring
Preliminary Risk Assessment
Diagnosis
Secondary Assessment of Prognosis
Clinical Decision Regarding Treatment Path
Monitoring and Management of Condition
Health Care Continuum

Source: Deloitte (OAML)

Introduction

Leading National Lab Provider
• Fastest growing national lab
• $55 Billion market
• Clinical, Anatomic and Genomic Testing
• Serving clients in all 50 states and Canada
• Leading clinical trials testing business

Mission Statement

We Will Offer The Highest Quality
Laboratory Testing and Most
Compelling Value to Our
Customers
We Will Execute This Mission
Through Our Five Pillar Strategy

Five Pillar Strategy
Pillar One

Deploy Cash to Enhance
Footprint and Test Menu
and to Buy Shares

$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
$2.94
$3.32
$3.83
$4.68
$5.58
$6.85
$7.19
2004
2005
2006
2007
2008
2009
2010

Five Pillar Strategy—Pillar One
Impressive FCF Trend
Free Cash Flow Per Share
• 6-year FCF Per Share CAGR of 16.1%
• FCF Yield ranged from approximately
 8% to 10% in 2010
Note: Free Cash Flow Per Share and Free Cash Flow Yield are non-GAAP metrics
FCF Yield range noted above was calculated using trailing twelve month Free Cash Flow, weighted average diluted share counts and closing stock prices during 2010

LabCorp
Laboratory Corporation of America

genzyme
Genetics

LabWest INC
A LabCorp Company

DCL
Medical Laboratories
A LabCorp Company

Five Pillar Strategy—Pillar One
Key Uses of Cash

Key Uses of Cash
• Acquisitions
 • Genzyme GeneticsSM*
 • Westcliff (LabWest, Inc)
 • DCL
• Share Repurchase
 • $337.4 million in 2010
 • $265.0 million in Q1 of 2011
*GENZYME GENETICSSM and its logo are trademarks of Genzyme
Corporation and used by Esoterix Genetic Laboratories, LLC, a wholly
-owned subsidiary of LabCorp, under license. Esoterix Genetic
Laboratories and LabCorp are operated independently from Genzyme
Corporation.

Five Pillar Strategy—Pillar One
Genzyme Genetics Aquisition

Acquisition Rationale
• Creates the premier genetics and
 oncology business in the industry
• Builds on our strategy of leadership in
 personalized medicine
• Generates revenue opportunities
 • Selling LabCorp’s test menu to
  Genzyme Genetics accounts
 • Selling Genzyme Genetics’ test menu to
  LabCorp accounts
 • Genzyme Genetics customer access to
  LabCorp’s convenient PSC network
 • Expanded use of genetic counselors
• Creates cost synergies
 • Logistics
 • Specimen collection
 • G&A
 • Facility overlap

Five Pillar Strategy
Pillar Two
Enhance IT Capabilities
To Improve Physician
and Patient Experience

Five Pillar Strategy
Pillar Three
Continue to Improve
Efficiency to Offer the
Most Compelling Value
in Laboratory Services

Five Pillar Strategy
Pillar Four
Scientific Innovation At
Appropriate Pricing

Five Pillar Strategy
Pillar Five
Alternative Delivery
Models

Note: During both the first quarter of 2010 , inclement weather reduced Adjusted EPS by approximately eight cents.

Fourth Quarter and Full Year 2010 Results
	Three Months Ended Dec 31,				Twelve Months Ended Dec 31,
	2010	2009	+/(-)		2010	2009	+/(-)
Revenue	$1,295.40	$1,165.10	11.2%		$5,003.90	$4,694.70	6.6%
Adjusted Operating Income (1)	$252.40	$221.90	13.7%		$1,016.50	$954.90	6.5%
Adjusted Operating Income Margin (1)	19.5%	19.0%	50	bp	20.3%	20.3%	-	bp
Adjusted EPS (1)	$1.34	$1.16	15.5%		$5.55	$4.89	13.5%

Operating Cash Flow	$259.20	$224.70	15.4%		$883.60	$862.40	2.5%
Less: Capital Expenditures	($32.80)	($37.60)	-12.8%		($126.10)	($114.70)	9.9%
Free Cash Flow	$226.40	$187.10	21.0%		$757.50	$747.70	1.3%

and…
4th Quarter 2010 Customer Satisfaction levels were the highest in LabCorp history.
(1) Non-GAAP measure

Note: During both the first quarter of 2010 and the first quarter of 2011, inclement weather reduced Adjusted EPS Excluding Amortization by approximately eight cents.

First Quarter 2011 Results
	Three Months Ended Mar 31,
	2011	2010	+/(-)
Revenue	$ 1,368.4	$ 1,193.6	14.6%
Adjusted Operating Income1	$ 263.7	$ 243.5	8.3%
Adjusted Operating Income Margin1	19.3%	20.4%	-110	bp
Adjusted EPS Excluding Amortization1	$ 1.52	$ 1.40	8.6%

Operating Cash Flow	$ 215.3	$ 232.0	-7.2%
Less: Capital Expenditures	$ (29.4)	$ (24.5)	20.0%
Free Cash Flow	$ 185.9	$ 207.5	-10.4%

(1) Non-GAAP measure

Supplemental Financial Information
Laboratory Corporation of America
Other Financial Information
FY 2009, FY 2010 and Q1 2011
($ in millions)

	Q1 09	Q2 09	Q3 09	Q4 09	Q1 10	Q2 10	Q3 10	Q4 10	Q1 11
Bad debt as a percentage of sales	5.3%	5.3%	5.3%	5.3%	5.0%	4.8%	4.8%	4.7%	4.7%
Days sales outstanding1	52	50	48	44	46	45	44	46	47
A/R coverage (Allow. for Doubtful Accts. / A/R)2	19.5%	20.6%	21.9%	23.2%	21.7%	20.7%	20.4%	18.5%	19.4%

(1) Excluding the impact from Genzyme Genetics, DSO was 43 days in Q4 of 2010 and 45 days in Q1 of 2011
(2) Excluding the impact from Genzyme Genetics, A/R Coverage was 19.9% in Q4 of 2010 and 20.4% in Q1 of 2011

Jan-08
May-08
Jan-09
May-09
Jan-10
May-10
Jan-11
May-11

Stock Performance

Note: Period measured is from January 2008 2nd - May 2nd, 2011
Source: First Call
Superior Three-Year Return
• LabCorp shares up 31.0%
• S&P Healthcare Index up 1.4%
• S&P 500 Index down 5.9%
-
50.0%
-
40.0%
-
30.0%
-
20.0%
-
10.0%
0.0%
10.0%
20.0%
30.0%
Stock Performance: January 2008
-
Present
LH
S&P 500
S&P 500 Healthcare

Key Points
• Critical position in health care delivery
system
• Attractive market
• Consistent strategy
  • Excellent cash flow deployed to enhance
   strong competitive position
  • IT innovation to improve physician and
   patient experience
  • Most efficient provider delivering greatest
   value
  • Scientific leadership
  • Alternative delivery models
• Track record of execution and success
Conclusion

©2010 LabCorp. All rights reserved. 6967-0409